TYPE: EX-99.1
SEQUNECE:2
DESCRIPTION: FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of P-Com, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations and divisional equity and of cash flows, after the restatement described in Note 2, present fairly, in all material respects, the financial position of the Wireless Communications Group (a division of Cylink Corporation) at December 31, 1997 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of P-Com, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As disclosed in Note 1 of the Notes to Financial Statements, on March 28, 1998 and April 1, 1998, P-Com, Inc. acquired the assets of the Wireless Communications Group.

As disclosed in Note 1 of the Notes to Financial Statements, certain administrative services are provided to the Wireless Communications Group by Cylink Corporation. It is possible that the terms of these services are not the same as those that would result from transactions among wholly unrelated parties.

As disclosed in Note 2 of the Notes to Financial Statements, Cylink Corporation restated its 1997 financial statements with respect to revenue recognition.




PricewaterhouseCoopers LLP


San Jose, California
May 15, 1998, except as to the effect of the restatement described in Note 2, which is as of July 15, 1999

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                                 Balance Sheet
                                (in thousands)

                                                                December 31,
                                                                    1997
                            ASSETS                             ---------------
                                                                (As restated)
Current Assets:
         Accounts receivable, net of allowances of $155                 $7,378
         Inventories                                                     5,691
         Deferred income taxes                                             933
                                                               ---------------
                  Total current assets                                  14,002

Property and equipment, net                                                440
Other assets                                                                 7
                                                               ---------------
                                                                       $14,449
                                                               ===============
         LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
         Accounts payable                                               $1,874
         Accrued employee benefits                                         602
                                                               ---------------
                  Total current liabilities                              2,476

Commitments (Note 7)                                                        --

Divisional equity                                                       11,973
                                                                       $14,449
                                                               ---------------

        The accompanying notes are an integral part of these financial statements.

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                 STATEMENT OF OPERATIONS AND DIVISIONAL EQUITY
                                (in thousands)


                                                              Year Ended
                                                             December 31,
                                                                 1997
                                                           ----------------
                                                             (As restated)

Revenue                                                        $27,957
Cost of Revenue                                                 12,070
                                                           ----------------
         Gross profit                                           15,887
                                                           ================

Operating expenses:
         Research and development                                3,608
         Selling and marketing                                   6,934
         General and administrative                              3,576
                                                           ----------------

                  Total operating expenses                      14,118
                                                           ----------------
Income from operations                                           1,769

Royalty and other income, net                                      115
                                                           ----------------

Income before income taxes                                       1,884
Provision for income taxes                                         541
                                                           ----------------

Net income                                                       1,343

Divisional equity at beginning of year                           8,646
Net advances from Cylink Corporation                             1,984
                                                           ----------------
Divisional equity at end of year                               $11,973
                                                           ================

        The accompanying notes are an integral part of these financial statements.

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                            STATEMENT OF CASH FLOWS
                                (in thousands)


                                                                 Year Ended
                                                                December 31,
                                                                   1997
                                                               ---------------
                                                                (As restated)
Cash flows from operating activities:
         Net income                                            $         1,343
         Adjustments to reconcile net income to net cash
           used in operating activities:
                Depreciation and amortization                              186
                Changes in assets and liabilities:
                  Accounts receivable                                   (2,606)
                  Inventories                                           (1,768)
                  Deferred income taxes                                    116
                  Other assets                                              (7)
                  Accounts payable                                         824
                  Accrued liabilities                                      209

                                                               ---------------
                  Net cash used in operating activities                 (1,703)

                                                               ---------------
Cash flows from investing activities:
         Acquisition of property and equipment                            (281)
                                                               ---------------
                  Net cash used in investing activities                   (281)
                                                               ---------------
Cash flows from financing activities:
         Net advances from Cylink Corporation                            1,984
                                                               ---------------

                  Net cash provided by financing activities              1,984
                                                               ---------------

Net change in cash and cash equivalents                                     --
Cash and cash equivalents at beginning of year                              --
                                                               ---------------

Cash and cash equivalents at end of year                       $            --
                                                               ===============

        The accompanying notes are an integral part of these financial statements.

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                         NOTES TO FINANCIAL STATEMENTS


1.   THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

          Wireless Communications Group ("Wireless") is a division of Cylink Corporation ("Cylink") which develops, manufactures and sells wireless communication products. On March 28, 1998, and April 1, 1998, Cylink sold Wireless to P-Com, Inc. for approximately $46.0 million in cash and a $14.5 million unsecured note receivable due July 6, 1998.

BASIS OF PRESENTATION

          The statement of operations includes all revenues and expenses directly attributable to Wireless as well as an allocation of costs for management and administrative functions and services performed by Cylink on behalf of Wireless. The allocation of these costs is based on various factors including, but not limited to, revenues, employees and operating space using a methodology that Cylink management believes is reasonable. For the year ended December 31, 1997 these allocated costs totaled $2,764,000.

          These allocated costs are not necessarily indicative of the costs and expenses that would have resulted if Wireless had operated as a separate entity. As more fully described in Note 4, current and deferred income taxes and related tax expense have been allocated to Wireless as if it was a separate taxpayer.

          The balance sheet includes all assets and liabilities directly attributable to Wireless. Divisional equity is the result of the difference between residual earnings of Wireless, plus borrowings from Cylink, less cash paid to Cylink. All liabilities related to allocated costs of Cylink have been considered paid through divisional equity.

CASH

          Wireless participated in Cylink's centralized cash management system. In general, the cash funding requirements of Wireless were met by, and all cash generated by Wireless was transferred to, Cylink.

INVENTORIES

          Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

REVENUE RECOGNITION

          Revenue is recognized upon the shipment of product to customers. Concurrently, a provision is made for estimated costs to repair or replace products under warranty arrangements, deemed immaterial on December 31, 1997. Revenue from sales to distributors is recognized upon shipment; no right of return, stock rotation or price protection is granted to distributors.

          Revenue from sales to value added resellers is recognized upon shipment and concurrently a provision for estimated returns is recorded and is netted against accounts receivable.

SOFTWARE DEVELOPMENT COSTS

          Software development costs are expensed as incurred and classified as research and development costs. Statement of Financial Accounting Standards No. 86 requires the capitalization of certain software development costs once technological feasibility is established, which Wireless defines as completion of a working model. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater.

          To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, Wireless has not capitalized any software development costs.

INCOME TAXES

          Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts. The measurement of deferred income tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

CONCENTRATION OF CREDIT RISK

          Financial instruments that potentially subject Wireless to significant concentration of credit risk consist primarily of accounts receivable. Wireless performs on-going credit evaluations and maintains reserves for potential credit losses; historically such losses have been immaterial.

          Two customers accounted for 23% and 14%, respectively, of total accounts receivable at December 31, 1997. One customer accounted for 14% of revenue in 1997.

USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   RESTATEMENT OF FINANCIAL RESULTS

          On November 5, 1998, Cylink publicly announced that it and its independent accountants had initiated a review of revenue recognition practices which would result in a restatement of Cylink's previously issued first and second quarter 1998 results and that the first three quarters of 1998 were all expected to show substantial operating losses. During the review, certain facts became publicly available that indicated that errors had been made in the application of revenue recognition policies which also impacted Cylink's fourth quarter of 1997, and as a result, Cylink's 1997 full-year results have been restated along with first and second quarter 1998 results. These restated results were announced in a press release issued by Cylink dated December 16, 1998. The following table reflects the impact of this restatement as it relates to the results of the operations of Wireless:

                                                    Year ended
                                                December 31, 1997
                                    (As reported)               (As restated)
                                  ------------------------ --------------------
                                                  (in thousands)
Revenue                           $      31,267              $       27,957
Cost of revenue                          13,461                      12,070
Gross profit                             17,806                      15,887
Operating expenses                       14,118                      14,118
Income from operations                    3,688                       1,769
Net income                                2,668                       1,343


          The restatement of results for 1997 resulted in a reduction of previously reported amounts at December 31, 1997 for accounts receivable of $3.31 million and divisional equity of $1.92 million, and a corresponding increase in the previously reported amounts for inventory of $1.39 million.

3.   DETAILS OF BALANCE SHEET COMPONENTS

                                                         December 31, 1997
                                                       ---------------------
                                                            (As restated)
                                                           (in thousands)
Inventories:
         Raw materials                                        $     2,590
         Work in process and subassemblies                          1,474
         Finished goods                                             1,627
                                                       ---------------------
                                                              $     5,691
                                                       =====================
Property and equipment:
         Machinery and equipment                              $     1,660
         Accumulated depreciation                                  (1,220)
                                                       ---------------------
                                                              $       440
                                                       =====================

4.   INCOME TAXES

          The provision for income taxes and related deferred tax assets are presented as if Wireless was a separate taxpayer. In 1997, Cylink utilized various tax planning strategies and elections to minimize its total income tax expense. Tax payments are made by Cylink on a consolidated basis. It is not practical to identify the effects of these strategies, elections, and payments on the results of operations of Wireless.

The provision for income taxes consists of the following:

                                                                Year Ended
                                                             December 31, 1997
                                                            -------------------
                                                               (As restated)
                                                              (in thousands)
Current
         Federal                                                $     628
         State                                                         29
                                                            -------------------
                                                                      657
                                                            -------------------
Deferred
         Federal                                                     (104)
         State                                                        (12)
                                                            -------------------
                                                                     (116)
                                                            -------------------
                                                                 $    541
                                                            ===================



                                                              December 31, 1997
                                                            --------------------
                                                               (in thousands)
Deferred income tax assets comprise the following:

          Research and development tax credit carryforwards      $    184
          Allowances for sales returns and doubtful accounts           62
          Inventory reserves and basis differences                    614
          Accrued expenses                                             73
                                                            --------------------
                  Total deferred income tax assets               $    933
                                                            ====================

          Net deferred income tax assets result from temporary differences between the financial carrying value and the tax basis of Wireless' assets and liabilities and are expected to be utilized in future years.

          The effective tax rate reconciles to the percentage computed by applying the federal statutory rate to income before income taxes as follows:

                                                          Year Ended December
                                                                  31, 1997
                                                         ---------------------
                                                             (As restated)

U.S. federal statutory income tax rate                            34.0%
State taxes, net of federal tax benefit                            5.8
Research and development tax credits                              (7.0)
Other                                                             (4.1)
                                                         ---------------------
          Effective tax rate                                      28.7%
                                                         =====================

          Research and development credit carry forwards expire at various times through 2010.

5.        STOCK OPTION PLAN

          Wireless employees participate in Cylink's 1994 Flexible Stock Incentive Plan ("1994 Plan"). The 1994 Plan provides for the grant of incentive stock options and nonqualified stock options to executives, employees and consultants to purchase up to 5,950,000 common shares. Stock options may be granted at prices not less than 100% and 85% for incentive and nonqualified stock options, respectively, of the fair market value of the stock on the date of grant. Through December 31, 1997, all nonqualified stock options have been granted at 100% of the fair market value of the stock on the date of grant. Options granted under the 1994 Plan are exercisable at such times and under such conditions as determined by the Board of Directors, and generally vest over five years. Options expire ten years from the date of grant. Shares issued upon exercise of options are subject to certain restrictions on their transferability. The Company has the right to repurchase such shares, at a price equal to the fair market value, when the optionee is no longer associated with Cylink. Shares repurchased increase the number of shares available for grant under the Plan.

6.   GEOGRAPHIC INFORMATION

          Wireless operates in one industry segment. All operating expenses and identifiable assets of Wireless were generated in the United States. Revenue, classified by the major geographic areas in which the Company operates, was as follows:

                                                           Year Ended
                                                          December 31,
                                                              1997
                                                     ----------------------
                                                         (As restated)
                                                        (in thousands)

         Asia                                               $10,064
         Central and South America                            8,804
         United States and Canada                             5,910
         Europe                                               2,896
         Other                                                  283
                                                     ----------------------
                                                            $27,957
                                                     ======================

7.   COMMITMENTS

          As part of the sale of Wireless to P-Com, Cylink entered into an agreement with P-Com to allow Wireless the right to occupy and use portions of Cylink's properties, including the use of the phone system and any necessary services which Cylink provides to its employees. As consideration, P-Com will pay Cylink a sum of $120,000 on the first day of each month beginning July 1998. In addition, P-Com is required to pay $20,000 each month beginning June 1998 for the use of the Company's computer network. This agreement expires no later than December 31, 1998.

          Prior to the sale of Wireless to P-Com, Wireless shared facilities leased by Cylink under various noncancelable operating leases. These leases expire at various dates through June 2001 and certain of the leases are renewable for an additional five years. In addition to the minimum lease payments, Cylink is responsible for insurance, repairs and certain other operating costs under the terms of the leases. Cylink incurred rent expense of $860,000 under operating leases during the year ended December 31, 1997.

          Future minimum lease payments for Cylink under all noncancelable operating leases are as follows:

                                                 Year Ended
                                                December 31,
                                                ------------
                                               (in thousands)

                  1998                               $1,175
                  1999                                  721
                  2000                                  393
                  2001                                  197
                                             -----------------
                                                     $2,486
                                             =================